THORNBURG INVESTMENT TRUST 485BPOS

Exhibit 99.(h)(8)

THIRD AMENDMENT TO

FUND ACCOUNTING AND SUPPORT SERVICES AGREEMENT

This Third Amendment to Fund Accounting and Support Services Agreement (the “Amendment”) is entered into as of the 20th day of December, 2023 and effective as of the 1st day of January, 2024 (the “Effective Date”), amending the Agreement (as defined below), by and between State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and Thornburg Investment Trust, a Massachusetts business trust (the “Fund” and, together with State Street, the “Parties” and each, a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Fund Accounting and Support Services Agreement, dated as of April 12, 2018 and effective as of January 1, 2018, as amended by that certain (i) Amendment to Fund Accounting and Support Services Agreement, dated as of December 21, 2020, and (ii) Second Amendment to Fund Accounting and Support Services Agreement, dated as of September 11, 2023 and effective as of August 31, 2023 (collectively, and as may be further amended, supplemented or otherwise modified from time to time, the “Agreement”), for the provision of certain fund accounting and other support services by State Street to the Fund; and

WHEREAS, the Parties desire to amend the Agreement to extend the term of the Agreement and to account for the provision of tailored shareholder reports, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           Amendments to the Agreement.

(a)           The first sentence of Section 13 of the Agreement, Effective Period and Termination, is hereby restated in its entirety as follows:

“This Agreement shall remain in full force and effect for an initial term ending on [January 1, 2027] (the “Initial Term”).”

(b)           Paragraph (a) of Section I, Treasury Support, on Schedule B2, Other Support Services, is hereby restated in its entirety as follows:

“a. Prepare for the review by designated officer(s) of the Fund financial information regarding the Portfolio(s) that will be included in the Fund’s semi- annual and annual shareholder reports, Tailored Shareholder Reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures, where applicable;”

(c)           Schedule A to the Agreement shall be replaced in its entirety by the Schedule A attached hereto and incorporated herein by this reference.

2.           Representations and Warranties. By signing below, the Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

3.           Defined Terms. Terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.

4.           One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

5.           Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

6.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

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Information Classification: Limited Access

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

THORNBURG INVESTMENT TRUST

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title	CFO & Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title	Managing Director

Information Classification: Limited Access

SCHEDULE A

Listing of Portfolio(s)

THORNBURG INVESTMENT TRUST

Thornburg Better World International Fund

Thornburg California Limited Term Municipal Fund

Thornburg Capital Management Fund

Thornburg Core Plus Bond Fund

Thornburg Developing World Fund

Thornburg Emerging Markets Managed Account Fund

Thornburg Global Opportunities Fund

Thornburg Intermediate Municipal Fund

Thornburg International Equity Fund

Thornburg International Growth Fund

Thornburg Investment Income Builder Fund

Thornburg Limited Term Income Fund

Thornburg Limited Term Municipal Fund

Thornburg Limited Term U.S. Government Fund

Thornburg Municipal Managed Account Fund

Thornburg New Mexico Intermediate Municipal Fund

Thornburg New York Intermediate Municipal Fund

Thornburg Short Duration Municipal Fund

Thornburg Small/Mid Cap Core Fund

Thornburg Small/Mid Cap Growth Fund

Thornburg Strategic Income Fund

Thornburg Strategic Municipal Income Fund

Thornburg Summit Fund

Thornburg Ultra Short Income Fund

Information Classification: Limited Access